Exhibit 10.6

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This Amended and Restated Sponsor Support Agreement (this “Agreement”) is entered into on September 5, 2025, by and among TLGY Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (“Opco”), the holders of Founder Shares (as defined below) (the “SPAC Founder Shareholders”) and the undersigned individuals (the “Insiders” and, together with the SPAC Founder Shareholders, each a “Holder” and collectively, the “Holders”). The SPAC, Pubco, Opco, the SPAC Founder Shareholders and the Insiders are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on July 21, 2025, SPAC, Pubco, Opco, StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and StablecoinX Company Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a Business Combination Agreement (as it may be amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”), as a result of which the SPAC Shareholders will receive one share of Class A common stock, par value $0.0001 per share, of Pubco (the “Pubco Class A Stock”) for each SPAC Class A Ordinary Share held by such shareholder and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of Opco (the “Opco Class A Common Stock”) will receive one share of Pubco Class A Stock for each share of Opco Class A Common Stock held by such holder and the holders of shares of Class B common stock, par value $0.0001 per share, of Opco (the “Opco Class B Common Stock”) will receive one share of Pubco Class A Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Stock”) for each share of Opco Class B Common Stock held by such holder, as a result of which, SPAC and Opco will become wholly owned subsidiaries of Pubco, and Pubco will become a publicly traded company;

WHEREAS, in connection with the signing of the Business Combination Agreement, on July 21, 2025, the Parties entered into that certain Sponsor Support Agreement (the “Original Agreement”);

WHEREAS, in accordance with Section 3.5 of the Original Agreement, the Holders who own a majority of the Founder Shares as of the date hereof desire to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, as of the date of the Original Agreement and as of the date hereof, the SPAC Founder Shareholders are the holders of record and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an aggregate of (a) 5,449,700 SPAC Class B Ordinary Shares (including any SPAC Class A Ordinary Shares which were formerly SPAC Class B Ordinary Shares, the “Founder Shares”) and (b) 11,259,500 SPAC Private Placement Warrants (together with the Founder Shares, the “Subject Securities”);

WHEREAS, as an inducement to the willingness of SPAC and Opco to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein; and

WHEREAS, as an inducement to the willingness of Ethena to consummate the transactions contemplated by the Collaboration Agreement and the Contribution Agreement, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
COVENANTS AND AGREEMENTS

Section 1.1 Exchange of Certain Subject Securities.

(a) Subject to the terms of the Business Combination Agreement and the consummation of the SPAC Merger, on the Closing Date and immediately following the SPAC Merger, the holders of Private Placement Warrants (as defined herein) will irrevocably surrender and transfer to Pubco, without any further right thereto, and consent to the termination and cancellation of, the Private Placement Warrants, in exchange for an aggregate of 7.3127% of the total Retained Shares (as defined herein), which will be issued pro rata to each holder of Private Placement Warrants based on the number of Private Placement Warrants held by such holder (the “Private Placement Warrant Exchange”).

(b) Subject to the terms of the Business Combination Agreement and the consummation of the SPAC Merger, on the Closing Date and immediately following the SPAC Merger, the SPAC Founder Shareholders will irrevocably surrender and transfer to Pubco, without any further right thereto, and consent to the cancellation of, the Exchanged Founder Shares (as defined herein), in exchange for the remaining 92.6873% of the total Retained Shares, which will be issued pro rata to each SPAC Founder Shareholders based on the number of Founder Shares held by such holder (the “Founder Share Exchange” and, together with the Private Placement Warrant Exchange, the “Covered Security Exchanges”).

Section 1.2 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each of the Holders (and any other Person to which any Covered Security is Transferred) shall not, directly or indirectly, Transfer any of the Covered Securities legally or beneficially owned by it, other than (A) in accordance with Section 1.3 or (B) as required or permitted by the Business Combination Agreement or any other Transaction Document (as defined herein) (including this Agreement).

(b) The Holders acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Covered Securities beneficially owned by the Holders (or any Person to which any Covered Security is Transferred) will remain subject to any applicable restrictions on Transfer under applicable securities laws and the rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Covered Security in violation of this Agreement will be null and void ab initio.

Section 1.3 Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.2(a), any Holder of a Covered Security will be permitted to Transfer all or any part of such Holder’s Covered Securities:

(a) to SPAC, any of SPAC’s officers or directors, any trust whose sole beneficiaries are the family members of an officer or director of SPAC, any family member of any of SPAC’s officers or directors, or to any members or partners of any of the SPAC Founder Shareholders;

(b) as a bona fide gift or gifts, including to any charitable organization, or in the case where such Holder is an individual, to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an affiliate of such individual;

(c) in the case where such Holder is an individual, (i) by will or other testamentary document or device or (ii) by operation of applicable Law, including applicable Laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(d) for bona fide estate planning purposes;

(e) by virtue of the laws of the Cayman Islands, the State of Delaware, or the Organizational Documents of any SPAC Founder Shareholder, in each case, upon the dissolution of such Holder;

(f) if such Holder is a Person other than an individual, to any Person of which all the outstanding equity interests are legally and beneficially owned by such Holder, or, if such Holder is an individual, then to one or more members of the immediate family or former spouse of such Holder;

(g) if such Holder is a Person other than an individual, then (i) to any shareholder, partner or member of such Holder in respect of such shareholder’s, partner’s or member’s interest in such Holder or (ii) upon such Holder’s bona fide liquidation or dissolution, to the shareholders, partners or members of such Holder in accordance with its Organizational Documents;

(h) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (a) through (g);

(i) by private sales or transfers made in connection with the consummation of the Transactions; or

(j) in the event of SPAC’s liquidation prior to the completion of the Transactions;

provided, however, that in the case of any of the foregoing clauses (a) through (j), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms set forth herein.

Section 1.4 Sponsor Support Agreement.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3.3, each of the Holders, solely in its capacity as a shareholder of SPAC, hereby irrevocably and unconditionally agrees in respect of all of the Covered Securities, that, at any meeting of the shareholders of SPAC (whether annual or extraordinary meeting, however called and including any adjournment or postponement thereof, including the Extraordinary General Meeting to be held in connection with the Transactions), and in connection with any written consent of shareholders of SPAC, such Holder will:

(i)	when such meeting is held, appear at such meeting or otherwise cause such Holder’s voting Covered Securities to be counted as present thereat for purposes of establishing a quorum;

(ii)	vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by such Holder) in favor of each of the SPAC Shareholder Approval Matters; and

(iii)	vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by such Holder) against (A) any Alternative Transaction with respect to SPAC and (B) any other action that would reasonably be expected to (1) materially impede, interfere with, delay, postpone or adversely affect any of the SPAC Shareholder Approval Matters or any of the transactions contemplated by the Business Combination Agreement, (2) to the knowledge of such Holder, result in a material breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or any related agreement (the “Transaction Documents”) to which SPAC is a party, or (3) result in a material breach of any covenant, representation or warranty or other obligation or agreement of such Holder contained in any Transaction Document to which such Holder is a party (including this Agreement).

The obligations of the Holders specified in this Section 1.4(a) shall apply whether or not any of the SPAC Shareholder Approval Matters is recommended by the SPAC Board and whether or not the SPAC Board has previously recommended any of the SPAC Shareholder Approval Matters but changed such recommendation.

(b) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each Holder will comply with and fully perform all of its covenants and agreements set forth in the Letter Agreement as if such Holder was a party thereto, and the Holder shall not amend, restate, supplement or otherwise modify, or cause SPAC to amend, restate, supplement or otherwise modify or waive, any provision of the Letter Agreement other than those amendments or modifications that may be made pursuant to that certain Lock-Up Agreement to be entered into by and among Pubco and the Holders in connection with the Closing.

(c) Subject to the earlier termination of this Agreement in accordance with Section 3.3, each of the Holders hereby irrevocably and unconditionally agrees not to redeem or elect to redeem any SPAC Ordinary Shares held by it in the Redemption or otherwise (other than as expressly required under the Business Combination Agreement).

Section 1.5 No Inconsistent Agreement. Each Holder hereby represents and covenants that such Holder has not entered into, and, subject to the earlier termination of this Agreement in accordance with Section 3.3, will not enter into, any agreement that would restrict, limit or interfere with the performance of such Holder’s obligations hereunder.

Section 1.6 Support of the Business Combination.

(a) From the date hereof until the earlier of (a) the Closing and (b) the valid termination of this Agreement pursuant to Section 3.3, each Holder shall not, and shall cause its controlled affiliates and their Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly encourage or facilitate or respond to any inquiries, indications of interest, offers or proposals by, or participate in any discussions or negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning an Alternative Transaction with respect to SPAC, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or afford to any Person access to the businesses, properties, assets, information or personnel in connection with, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction with respect to SPAC, (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction with respect to SPAC, (iv) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or province for purposes of facilitating an Alternative Transaction with respect to SPAC, or (v) resolve or agree to do any of the foregoing (except for the execution, delivery and performance of the Business Combination Agreement and the Transaction Documents and the consummation of the Transactions).

(b) Notwithstanding anything in this Agreement to the contrary, (y) no Holder shall be responsible for the actions of SPAC or the SPAC Board (or any committee thereof), any Subsidiary of SPAC, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “SPAC Related Parties”), and (z) no Holder makes any representations or warranties with respect to the actions of any of the SPAC Related Parties.

Section 1.7 Waivers.

(a) Each Holder hereby irrevocably waives (for itself and for its successors and assigns), to the fullest extent permitted by applicable Law and the Organizational Documents of SPAC (“SPAC Organizational Documents”), and agrees not to assert or perfect, any rights to adjustment, anti-dilution or other protection or right with respect to the SPAC Class B Ordinary Shares that would result in the SPAC Class B Ordinary Shares converting into any other SPAC Ordinary Share in connection with the Transactions (including the SPAC Merger) at a ratio greater than one-for-one (including the provisions of Article 49 of SPAC Organizational Documents). The waiver specified in this Section 1.7(a) will be applicable only in connection with the transactions contemplated by the Business Combination Agreement (or any issuance of equity interests of SPAC issued in connection with the transactions contemplated by the Business Combination Agreement) and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing.

Section 1.8 Irrevocable Proxy. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each Holder hereby irrevocably appoints Young Cho with full power of substitution, or any designee of Young Cho, as the lawful agent, attorney and proxy of such Holder, to vote all of such Holder’s voting Covered Securities with respect to any and all matters such shares are entitled to vote, including any matters referenced in Section 1.4. Each Holder intends this proxy to be irrevocable and coupled with an interest and agrees that it will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Covered Securities. Each Holder shall not hereafter, unless and until this Agreement is validly terminated pursuant to Section 3.3 or with the written consent of Young Cho, purport to vote (or execute a consent with respect to) such Covered Securities (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any Covered Securities, deposit any such shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such shares.

Section 1.9 Additional Agreements.

(a) Each Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, including executing and delivering such additional documents, instruments, conveyances and assurances and take such further actions as may be required, to carry out the provisions hereof and give effect to the transactions contemplated herein, including but not limited to, providing duly executed instruments of transfer to effectuate the Covered Security Exchanges in form and substance satisfactory to SPAC.

(b) The Holders shall be bound by and comply with Section 2.10 (Intended Tax Treatment), Section 7.7 (No Trading), 7.12 (Public Announcements) and 7.13 (Confidential Information) of the Business Combination Agreement applicable to SPAC as if such Holder was an original signatory to the Business Combination Agreement with respect to such provisions.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to SPAC and Pubco as follows:

(a) Organization; Due Authorization. If the Holder is a legal entity, the Holder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the Holder. If the Holder is an individual, the Holder has the legal competence and capacity to enter into and perform its obligations under this Agreement and the Holder’s signature on the signature page hereto is genuine and the signatory has the legal competence and capacity to execute this Agreement. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Holder, enforceable against such Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Except as provided in this Agreement, the Holder is the sole holder of record and/or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the Subject Securities. Except as provided in this Agreement, the Holder does not own of record or beneficially (or have any right, option or warrant to acquire) any equity interests of SPAC (or any indebtedness convertible into or exercisable or exchangeable for any equity interests of SPAC), other than the Subject Securities. Except as provided in this Agreement, the SPAC Organizational Documents, the Business Combination Agreement, the Letter Agreement or applicable securities Laws, the Holder has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to the Covered Securities. The Holder has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with such Holder’s obligations pursuant to this Agreement, has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with such Holder’s obligations pursuant to this Agreement, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) Governmental Authorizations. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Holder from, or to be given by such Holder to, or be made by such Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Holder of this Agreement, the consummation of the transactions contemplated hereby or the other transactions contemplated by the Business Combination Agreement.

(d) No Conflicts. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Holder, (ii) require any consent, waiver or approval of any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair the performance by the Holder of its obligations under this Agreement, or (iii) constitute or result in the creation of any Lien on the Covered Securities, except for any Lien under applicable securities Laws, this Agreement, the Business Combination Agreement, the SPAC Organizational Documents, the Letter Agreement or the Registration Rights Agreement, dated November 30, 2021, by and among the SPAC and the other parties thereto.

(e) Litigation. There is no Action pending against the Holder or, to the knowledge of such Holder, threatened against such Holder, and the Holder is not a party to or subject to the provisions of any government order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by the Holder of its obligations under this Agreement.

(f) Brokerage Fees. No financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Holder, on behalf of, the Holder for which SPAC, Opco or any of their respective subsidiaries would have any obligation.

(g) Affiliate Arrangements. Except for any Contract listed in a form, report, schedule, statement or other document publicly filed or furnished by SPAC with the SEC, neither the Holder nor, to Holder’s knowledge, any of its affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with SPAC or any of its Subsidiaries, (ii) is (or will be) entitled to receive from SPAC, Opco or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of SPAC’s “initial business combination” (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Transactions), (iii) owns any interest in any material asset or property used in the business of SPAC or (iv) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of SPAC.

(h) Acknowledgment. The Holder has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby. The Holder understands and acknowledges that each of SPAC, Opco and Pubco is entering into the Business Combination Agreement in reliance upon the Holder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Holder contained herein. Notwithstanding anything to the contrary contained in this Agreement, the Business Combination Agreement or any other Transaction Documents, none of SPAC, Pubco, Opco or any of their respective Affiliates, Subsidiaries or Representatives makes or provides any representations, warranties, guarantees, indemnities or covenants to the Holder regarding (1) the tax treatment of the Mergers or the Transactions (including any transactions contemplated by this Agreement) or (2) any of the tax consequences to the Holder of this Agreement, the Business Combination Agreement, any other Transaction Documents, the Mergers or the Transactions (including any transactions contemplated by this Agreement). The Holder agrees and acknowledges that the Holder is relying solely on the Holder’s own tax advisors in connection with this Agreement, the Business Combination Agreement, any other Transaction Documents, the Mergers or the Transactions (including any transactions contemplated by this Agreement).

ARTICLE III
MISCELLANEOUS

Section 3.1 Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“Company Merger” has the meaning set forth in the recitals hereto.

“Company Merger Sub” has the meaning set forth in the recitals hereto.

“Covered Securities” means, with respect to each Holder, (a) all of the Subject Securities and (b) all other equity interests of SPAC of which such Holder acquires beneficial ownership (whether pursuant to any dividend, distribution, combination, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption, reclassification or other change to, or transaction in, any equity interests or otherwise), after the date hereof but before the Closing.

“Covered Security Exchanges” has the meaning set forth in Section 1.1(b).

“Exchanged Founder Shares” means the shares of Pubco Class A Stock received upon exchange of the Founder Shares in the SPAC Merger.

“Founder Share Exchange” has the meaning set forth in Section 1.1(b).

“Founder Shares” has the meaning set forth in the recitals hereto.

“Holder” and “Holders” have the meaning set forth in the preamble hereto.

“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

“Insiders” has the meaning set forth in the preamble hereto.

“Letter Agreement” means the agreement entered into among the SPAC, its executive officers, its directors and certain of the Holders, dated as of November 31, 2021, entered into in connection with SPAC’s initial public offering.

“Merger” and “Mergers” have the meaning set forth in the recitals hereto.

“Opco” has the meaning set forth in the preamble hereto.

“Opco Class A Common Stock” has the meaning set forth in the recitals hereto.

“Opco Class B Common Stock” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the preamble hereto.

“Private Placement Warrant Exchange” has the meaning set forth in Section 1.1(a).

“Private Placement Warrants” means the SPAC Private Placement Warrants immediately following the SPAC Merger, each of which will become a warrant to purchase Pubco Class A Stock in accordance with its terms.

“Pubco” has the meaning set forth in the preamble hereto.

“Pubco Class A Stock” has the meaning set forth in the recitals hereto.

“Pubco Class B Stock” has the meaning set forth in the recitals hereto.

“Retained Shares” means (i) the shares of Pubco Class A Stock in an amount equal to 3% of the total number of outstanding shares of Pubco Class A Stock following the Company Merger, in the aggregate, and (ii) an equal number of shares of Pubco Class B Stock, in each case, to be issued to the SPAC Founder Shareholders and holders of Private Placement Warrants in the Covered Security Exchanges in the manner set forth in Section 1.1.

“SPAC” has the meaning set forth in the preamble hereto.

“SPAC Founder Shareholders” has the meaning set forth in the preamble hereto.

“SPAC Merger” has the meaning set forth in the recitals hereto.

“SPAC Merger Sub” has the meaning set forth in the recitals hereto.

“SPAC Organizational Documents” has the meaning set forth in Section 1.7.

“SPAC Related Parties” has the meaning set forth in Section 1.6(b).

“Subject Securities” has the meaning set forth in the recitals hereto.

“Transaction Documents” has the meaning set forth in Section 1.4(a)(iii).

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Covered Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 3.2 Construction. This Agreement and all of its provisions shall be interpreted in accordance with Section 1.03 of the Business Combination Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.3 Termination. This Agreement and all of its provisions shall automatically terminate, without any notice or other action by any Party, and be of no further force or effect upon the earlier of (a) the termination of the Business Combination Agreement in accordance with its terms, and (b) as mutually agreed in writing by the Parties in accordance with Section 3.5. Upon any valid termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement in accordance with clauses (a) or (b) of this Section 3.3 shall not relieve any Party from any liability arising in respect of any willful breach of this Agreement prior to such termination or Fraud. This Article III shall survive the termination of this Agreement.

Section 3.4 Assignment. No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and permitted assigns.

Section 3.5 Amendment. Subject to Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement (i) prior to the Closing, by SPAC, Opco, Pubco and the Holders who own a majority of the Founder Shares at the time in question or (ii) after the Closing, by Pubco and the Holders of a majority of the Retained Shares at the time in question. Notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder solely in his, her or its capacity as a Holder, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

Section 3.6 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8 Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email during normal business hours (and otherwise as of the next Business Day) (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email) (provided that any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), addressed as follows:

If to SPAC or Pubco, to:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

E-mail: ycho@tlgycpc.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York, NY 10038

Attn: Elliott Smith

E-mail: elliottsmith@perkinscoie.com

If to Opco, to:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

Email: ycho@tlgycpc.com

with a copy (which shall not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffern, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

and to the Holders, at such Holder’s address referenced on the signature page hereto.

Section 3.9 Other Provisions. The provisions set forth in each of Sections 11.9 (Severability), 11.6 (Governing Law; Jurisdiction), 11.7 (Waiver of Jury Trial) and 11.8 (Specific Performance) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.10 Entire Agreement. This Agreement, the Business Combination Agreement and the Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12 Capacity as a Shareholder. Notwithstanding anything in this Agreement to the contrary, (a) each Holder makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Subject Securities or Covered Securities (without duplication) and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of such Holder in his, her or its capacity as a member of the board of directors (or other similar governing body) of SPAC or any of its Affiliates or any other Person or as an officer, employee, agent, designee, representative or fiduciary of SPAC or any of its Affiliates or any other Person, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, designee, representative or fiduciary of SPAC or such Affiliate or such other Person.

[Remainder of page intentionally left blank.]

SPAC:

TLGY ACQUISITION CORP.

By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

PUBCO:

STABLECOINX INC.

By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

OPCO:

STABLECOINX ASSETS INC.

By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

HOLDERS:

CPC SPONSOR OPPORTUNITIES I, LP

By:	/s/ Edward Tsun-Wei Chen
Name:	Edward Tsun-Wei Chen
Title:	Authorized Signatory
Partial Address East 94th Street, New York,
Email:	tchen@carnegieparkcapital.com

CPC SPONSOR OPPORTUNITIES I (PARALLEL), LP

By:	/s/ Edward Tsun-Wei Chen
Name:	Edward Tsun-Wei Chen
Title:	Authorized Signatory
Partial Address East 94th Street, New York
Email:	tchen@carnegieparkcapital.com

[Signature Page of A&R Sponsor Support Agreement]